Exhibit 99.1

Usio Announces Third Quarter 2025 Financial Results

Revenue up over $1 million sequentially from Second Quarter 2025

Total payment dollars processed through all payment channels up 8% versus the prior year period

Sequential increase across all processing metrics for all divisions

All-time quarterly records for all ACH processing metrics, Credit Card volume, and PINless Debit volume and transactions

SAN ANTONIO, November 12, 2025 (GLOBE NEWSWIRE) – Usio, Inc., "Usio" or the "Company": (Nasdaq: USIO), a leading FinTech company that operates a full stack of integrated, cloud-based electronic payment and embedded financial solutions, today announced financial results for the third quarter ended September 30, 2025.

Louis Hoch, President and Chief Executive Officer of Usio, said, “I am pleased to report that we delivered on our commitment to shareholders with a solid quarter that has us on pace to generate second half results exceeding those of the first half. This was achieved through sequential growth in operating metrics across all operating divisions for the third quarter of 2025, including seven all-time records. Our ACH division set all-time quarterly records for all key processing metrics. Our PINless debit offering also set quarterly all-time records as transactions and dollars processed were up 96% and 87%, respectively, from the same period a year ago, driven by growth in the mortgage servicing and fintech industries.

Similarly, total payment dollar processing volume growth was 8% in the third quarter of 2025, led for the third consecutive quarter by the strong growth of our highest margin line of business, ACH, where electronic check dollar volume increased 8%, transactions grew 26% and returned check transactions grew 35%, all as compared to the same period last year, further accelerating the growth of ACH and complementary services.

Consolidated revenues were down slightly in the third quarter of 2025 compared to the third quarter of 2024, due to weakness in prepaid card issuance revenues, which were heavily impacted by the loss of one of our reseller's larger accounts as a result of the account being acquired. This downstream customer contributed significant prepaid card issuance revenues in the second and third quarter of 2024. This decline was almost entirely offset by growth in ACH, where revenues were up 36%, the third consecutive quarter of better than 30% ACH revenue growth. ACH revenue growth was primarily attributable to an increase in ACH and PINLess debit volume from net, new business and organic growth. Within our credit card business, PayFac revenues continued to outpace attrition in our legacy credit card book of business. Output Solutions' more profitable electronic only document deliveries were up 3% in the third quarter of 2025 versus the prior year period. Total mail pieces processed and delivered exceeded 5.4 million, though were down 6% for the third quarter of 2025 compared to the third quarter of 2024 due to one-time projects in the year ago period, resulting in decreased revenues.

For the quarter ended September 30, 2025, the Company reported a net loss of approximately ($0.4) million, or ($0.02) per share, compared to net income of $2.9 million, or $0.10 per share, for the third quarter of 2024, which included a federal income tax benefit. Adjusted EBITDA1 was $0.4 million for the third quarter of 2025, down compared to $0.8 million in the same quarter a year ago. Operating cash flow for the quarter was $1.4 million, representing the continued strength of our business. The Company expects to see its cash position increase over the remainder of fiscal 2025.

Mr. Hoch concluded, “We continue to invest a significant amount of time and energy in achieving our strategic objectives to grow our strong existing base of recurring revenue so as to better leverage our extensive technology and other resources to accelerate profitability. We believe we are set up for accelerated performance with numerous new accounts in various stages of implementation, highlighted by the implementation of an enterprise customer in our card business that we believe has the potential to consistently generate over $100 million in annual recurring processing volume. This account went live for payments via the customer's website in the third quarter of 2025, and only its in-store payments are yet to be implemented. Our financial position is strong, and we continue to strategically deploy our capital with over $760,000 expended on share repurchases so far this year. With $7.7 million of cash and positive cash flow, we believe we have sufficient liquidity to opportunistically capitalize on what has become a more active merger and acquisition market, which provides us potential opportunities to accelerate our growth through acquisition.”

1 Please see reconciliation of GAAP to Non-GAAP Financial Measures below

Quarterly Processing and Transaction Volumes

Total payment transactions processed in the third quarter of 2025 were 16.2 million, an increase of 27% over the same quarter of last year. Total payment dollars processed through all payment channels in the third quarter of 2025 were $2.18 billion, an improvement of 8% over last year's third quarter $2.02 billion in volume.

Our credit card segment continues to grow, where dollars processed were up 12% and transactions processed were up 75% from a year ago. In the third quarter of 2025, ACH electronic check transaction volume was up 26%, electronic check dollars processed were up 8% and return check transactions processed were up 35%, in each case, compared to the same quarter of 2024. In our Prepaid business unit, card load volume was down 46%, transactions processed down 33% and purchase volume down 21% for the third quarter of 2025 compared to the same quarter of 2024. Output Solutions pieces processed and mailed were down 6% while electronic documents processed and delivered were up 3% for the third quarter of 2025 compared to the same quarter of 2024.

Third Quarter 2025 Revenue Detail

Revenues for the quarter ended September 30, 2025 were $21.2 million, nominally down from $21.3 in the prior year quarter, due primarily to declines in our prepaid card services business line, partially offset by strong growth in our ACH and complementary services revenues.

	Three Months Ended September 30,
	2025	2024	$ Change	% Change

ACH and complementary services	$5,844,267	$4,302,510	$1,541,757	36%
Credit card	7,351,400	7,197,362	154,038	2%
Prepaid card services	2,796,782	4,017,153	(1,220,371)	(30)%
Output Solutions	4,844,496	5,253,388	(408,892)	(8)%
Interest - ACH and complementary services	160,296	201,545	(41,249)	(20)%
Interest - Prepaid card services	137,841	309,131	(171,290)	(55)%
Interest - Output Solutions	45,251	40,389	4,862	12%
Total Revenue	$21,180,333	$21,321,478	$(141,145)	(1)%

	Nine Months Ended September 30,
	2025	2024	$ Change	% Change

ACH and complementary services	$16,081,008	$12,078,574	$4,002,434	33%
Credit card	22,275,124	22,019,364	255,760	1%
Prepaid card services	8,430,643	11,031,795	(2,601,152)	(24)%
Output Solutions	15,220,264	15,478,180	(257,916)	(2)%
Interest - ACH and complementary services	560,943	603,418	(42,475)	(7)%
Interest - Prepaid card services	455,325	1,046,496	(591,171)	(56)%
Interest - Output Solutions	127,066	113,925	13,141	12%
Total Revenue	$63,150,373	$62,371,752	$778,621	1%

Gross profit for the third quarter of 2025 was $4.87 million, flat versus the third quarter of 2024. Gross margins (defined as gross profit as a percentage of revenues) were 23.0% in the third quarter of both 2025 and 2024. This was primarily due to growth from our high margin ACH and complementary services line of business, offsetting lower interest revenues, a high margin revenue source, and the loss of profitable revenues from our prepaid line of business versus the prior year period.

Selling, general and administrative, "SG&A", expenses, were $4.5 million for the quarter ended September 30, 2025, compared to $4.1 million in the prior year period. This increase was primarily related to increases in salary alongside increases in network infrastructure, travel expenditures, professional fees, and other various general expenses. We anticipate SG&A expenses will remain relatively flat sequentially in the near term future, though increased versus prior year periods.

For the quarter, we reported an operating loss of $0.5 million compared to an operating loss of $0.4 million for the same quarter a year ago primarily due to increased SG&A expenses. Adjusted EBITDA1 was $0.4 million for the quarter, compared to Adjusted EBITDA1 of $0.8 million for the same quarter a year ago. Net loss in the quarter ended September 30, 2025 was approximately ($0.4) million, or ($0.02) per share, compared to net income of $2.9 million, or $0.10 per share, for the same period in the prior year due to the presence of a federal income tax benefit in the prior year period.

Revenues for the nine months ended September 30, 2025 were $63.2 million, up 1% compared to the prior year period, driven by growth primarily in our ACH and complementary services line of business, alongside nominal growth in credit card revenues, specifically Payfac revenues.

Gross profit for the nine months ended September 30, 2025 was $14.8 million compared to $14.5 million for the nine months ended September 30, 2024, while gross margins were 23.5%, up from 23.3% in the same period a year ago. Gross profits were up primarily due to increased total revenues, combined with slightly increased overall margins related to growth in our high margin ACH and complementary services revenues.

SG&A expenses were $13.3 million for the nine months ended September 30, 2025, up 9% compared to $12.2 million in the prior year period. This increase was primarily related to increases in salary alongside increases in network infrastructure, travel expenditures, professional fees, and other various general expenses. There were also several one-time expenses incurred in the first half of the year related to sponsorship and marketing events, alongside an increase in our annual insurance renewals, professional fees, and other expenses incurred during the nine-month period, including franchise taxes paid to the State of Texas.

For the nine months ended September 30, 2025, we reported an operating loss of $1.1 million compared to an operating loss of $0.9 million for the same period a year ago due to increased SG&A expenses. Adjusted EBITDA1 was $1.5 million for the nine months ended September 30, 2025, compared to Adjusted EBITDA1 of $2.4 million for the same period a year ago. Net loss in the nine months ended September 30, 2025 was approximately ($1.0) million, or ($0.04) per share, compared to net income of $2.7 million, or $0.10 per share, for the same period in the prior year, primarily attributable to the presence of a federal income tax benefit in the prior year period.

Operating Cash Flows declined to $1.4 million for the nine months ended September 30, 2025, as compared to $1.9 million in the same period a year ago. The difference was driven primarily by a reduction in net income.

We continue to be in solid financial condition with $7.7 million in cash and cash equivalents as of September 30, 2025, a $0.3 million decrease in cash balances over the first nine months of the year, with over $760,000 utilized to repurchase shares of our common stock year-to-date.

1 Please see reconciliation of GAAP to Non-GAAP Financial Measures below

Conference Call and Webcast

Usio's management will host a conference call on Wednesday, November 12, 2025, at 4:30 pm Eastern time to review financial results and provide a business update. To listen to the conference call, interested parties within the U.S. should call +1-844-833-3890. International callers should call + 1-412-317-9246. All callers should ask for the Usio conference call. The conference call will also be available through a live webcast, which can be accessed via the Company’s website at www.usio.com/investors.

A replay of the call will be available approximately one hour after the end of the call through November 26, 2025. The replay can be accessed via the Company’s website or by dialing +1-877-344-7529 (U.S.), 1-855-669-9658 (Canada) or 1-412-317-0088 (international). The replay conference playback code is 1706947.

About Usio, Inc.

Usio, Inc. (Nasdaq: USIO), a leading, cloud-based, integrated FinTech electronic payment solutions provider, offers a wide range of payment solutions to merchants, billers, banks, service bureaus, integrated software vendors and card issuers. The Company operates credit, debit/prepaid, and ACH payment processing platforms to deliver convenient, world-class payment solutions and services to clients through its unique payment facilitation platform as a service. The Company, through its Usio Output Solutions division offers services relating to electronic bill presentment, document composition, document decomposition and printing and mailing services. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the card issuing sector. Usio is headquartered in San Antonio, Texas, and has offices in Austin, Texas. Websites: www.usio.com, www.payfacinabox.com, www.akimbocard.com and www.usiooutput.com. Find us on Facebook® and Twitter.

Comparisons

Unless otherwise indicated, all comparisons and growth rates represent year-over-year comparisons, with the quarterly period of this year compared to the corresponding quarter of the prior year.

About Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures, as defined in Regulation G adopted by the Securities and Exchange Commission, of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP financial measures is useful to investors because it provides them with financial measures the Company uses in the management of its business.

•	The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation and amortization of intangibles.
•	The Company defines Adjusted EBITDA as EBITDA, as defined above, plus non-cash stock based compensation and certain non-recurring items, such as costs related to acquisitions.
•	The Company defines Adjusted EBITDA margins as Adjusted EBITDA, as defined above, divided by total revenues.

Management believes presenting EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins is helpful to investors in evaluating the Company's operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenue, net income, or cash provided by (used in) operating activities, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins have limitations as analytical tools and you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our operating results as reported under GAAP.

1 Please see reconciliation of GAAP to Non-GAAP Financial Measures Below

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, the matters discussed in this press release include forward-looking statements which are covered by safe harbors. Those statements include, but may not be limited to, all statements regarding management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy and any guidance for future periods. These forward-looking statements are identified by the use of words such as "believe," "should," "intend," "look forward," "anticipate," "schedule,” and "expect" among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks related to an economic downturn, the management of the Company's growth, the loss of key resellers, the relationships with the Automated Clearing House network, bank sponsors, third-party card processing providers and merchants, the security of our software, hardware and information, the volatility of the stock price, the need to obtain additional financing, risks associated with new legislation, and compliance with complex federal, state and local laws and regulations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the fiscal year ended December 31, 2024. One or more of these factors have affected, and in the future could affect, the Company’s businesses and financial results and could cause actual results to differ materially from plans and projections. Although the Company believes that the assumptions underlying the forward-looking statements included in this press release are reasonable, the Company can give no assurance such assumptions will prove to be correct. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to management. The Company assumes no obligation to update any forward-looking statements, except as required by law.

Contact:

Paul Manley

Senior Vice President, Investor Relations

paul.manley@usio.com

612-834-1804

USIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Cash and cash equivalents	$7,746,456	$8,056,891
Accounts receivable, net	5,211,771	5,053,639
Accounts receivable, tax credit	—	1,494,612
Settlement processing assets	57,431,550	47,104,006
Prepaid card load assets	9,387,387	25,648,688
Customer deposits	1,939,656	1,918,805
Inventory	337,693	403,796
Prepaid expenses and other	1,139,848	585,500
Current assets before merchant reserves	83,194,361	90,265,937
Merchant reserves	4,876,537	4,890,101
Total current assets	88,070,898	95,156,038

Property and equipment, net	3,594,558	3,194,818

Other assets:
Intangibles, net	227,356	881,346
Deferred tax asset, net	4,580,440	4,580,440
Operating lease right-of-use assets	2,569,971	3,037,928
Other assets	357,877	357,877
Total other assets	7,735,644	8,857,591

Total Assets	$99,401,100	$107,208,447

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$840,101	$1,256,819
Accrued expenses	2,717,798	3,366,925
Operating lease liabilities, current portion	639,585	612,680
Equipment loan, current portion	241,986	147,581
Settlement processing obligations	57,431,550	47,104,006
Prepaid card load obligations	9,387,387	25,648,688
Customer deposits	1,939,656	1,918,805
Current liabilities before merchant reserve obligations	73,198,063	80,055,504
Merchant reserve obligations	4,876,537	4,890,101
Total current liabilities	78,074,600	84,945,605

Non-current liabilities:
Equipment loan, net of current portion	594,716	571,862
Operating lease liabilities, net of current portion	2,043,230	2,534,017
Total liabilities	80,712,546	88,051,484

Stockholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares outstanding at September 30, 2025 (unaudited) and December 31, 2024, respectively	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 31,191,733 and 29,902,415 issued, and 27,395,639 and 26,609,651 outstanding at September 30, 2025 (unaudited) and December 31, 2024, respectively	31,192	198,317
Additional paid-in capital	101,650,557	99,676,457
Treasury stock, at cost; 3,796,094 and 3,292,764 shares at September 30, 2025 (unaudited) and December 31, 2024, respectively	(6,536,479)	(5,770,592)
Deferred compensation	(7,407,350)	(6,914,563)
Accumulated deficit	(69,049,366)	(68,032,656)
Total stockholders' equity	18,688,554	19,156,963

Total Liabilities and Stockholders' Equity	$99,401,100	$107,208,447

USIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues	$21,180,333	$21,321,478	$63,150,373	$62,371,752
Cost of services	16,310,314	16,425,321	48,331,142	47,822,086
Gross profit	4,870,019	4,896,157	14,819,231	14,549,666

Selling, general and administrative expenses:
Stock-based compensation	399,582	569,772	1,243,899	1,529,105
SG&A	4,501,762	4,119,317	13,282,842	12,180,387
Depreciation and amortization	432,846	583,718	1,393,215	1,707,721
Total selling, general and administrative	5,334,190	5,272,807	15,919,956	15,417,213

Operating loss	(464,171)	(376,650)	(1,100,725)	(867,547)

Other income and (expense):
Interest income	124,449	125,564	314,368	348,188
Other income	5,000	—	5,000	261,413
Interest expense	(11,328)	(13,700)	(34,906)	(41,535)
Other income, net	118,121	111,864	284,462	568,066

Loss before income taxes	(346,050)	(264,786)	(816,263)	(299,481)

Federal income tax benefit	—	(3,186,053)	—	(3,186,053)
State income tax expense	69,036	70,000	200,447	210,000
Income tax expense	69,036	(3,116,053)	200,447	(2,976,053)

Net income (loss)	$(415,086)	$2,851,267	$(1,016,710)	$2,676,572

(Loss) Per Share
Basic income (loss) per common share:	$(0.02)	$0.10	$(0.04)	$0.10
Diluted income (loss) per common share:	$(0.02)	$0.10	$(0.04)	$0.10
Weighted average common shares outstanding
Basic	26,892,925	27,322,497	26,719,488	26,747,277
Diluted	26,892,925	27,322,497	26,719,488	26,747,277

USIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
Operating Activities
Net income (loss)	$(1,016,710)	$2,676,572
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and Amortization	1,393,215	1,707,721
Deferred federal income tax	—	(3,186,053)
Employee stock-based compensation	1,243,899	1,529,105
Changes in operating assets and liabilities:
Accounts receivable	(158,132)	1,307,116
Accounts receivable, tax credit	1,494,612	—
Prepaid expenses and other	(554,348)	(331,239)
Operating lease right-of-use assets	467,957	371,490
Other assets	—	15,072
Inventory	66,103	22,806
Accounts payable and accrued expenses	(1,065,845)	(1,373,432)
Operating lease liabilities	(463,882)	(389,667)
Merchant reserves	(13,564)	(417,494)
Customer deposits	20,851	(40,911)
Net cash provided by operating activities	1,414,156	1,891,086

Investing Activities
Purchases of property and equipment	(292,590)	(122,389)
Capitalized labor for internal use software	(846,375)	(575,882)
Net cash (used in) investing activities	(1,138,965)	(698,271)

Financing Activities
Payments on equipment loan	(108,953)	(71,121)
Proceeds from equipment loan	226,212	-
Proceeds from issuance of common stock	70,289	50,297
Purchases of treasury stock	(765,887)	(393,766)
Assets held for customers	(5,933,757)	5,136,555
Net cash provided by used in financing activities	(6,512,096)	4,721,965

Change in cash, cash equivalents, settlement processing assets, prepaid card loads, customer deposits and merchant reserves	(6,236,905)	5,914,780
Cash, cash equivalents, settlement processing assets, prepaid card loads, customer deposits and merchant reserves, beginning of year	87,618,491	90,810,089

Cash, Cash Equivalents, Settlement Processing Assets, Prepaid Card Loads, Customer Deposits and Merchant Reserves, End of Period	$81,381,586	$96,724,869

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$34,906	$41,535
Income taxes	438,000	303,000
Non-cash investing and financing activities:
Right of use assets obtained in exchange for operating lease liabilities	—	963,487
Issuance of deferred stock compensation	1,324,800	1,497,300

USIO, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(UNAUDITED)

	Common Stock		Additional Paid- In	Treasury	Deferred	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Stock	Compensation	Deficit	Equity

Balance at December 31, 2024	29,902,415	$198,317	$99,676,457	$(5,770,592)	$(6,914,563)	$(68,032,656)	$19,156,963

Adjustment to par value of common stock	—	(168,415)	168,415	—	—	—	—
Issuance of common stock under equity incentive plan	128,053	128	136,276	—	—	—	136,404
Issuance of common stock under employee stock purchase plan	7,887	8	11,507	—	—	—	11,515
Deferred compensation amortization	—	—	—	—	273,658	—	273,658
Purchase of treasury stock, at costs	—	—	—	(351,640)	—	—	(351,640)
Net loss for the period	—	—	—	—	—	(234,970)	(234,970)

Balance at March 31, 2025	30,038,355	$30,038	$99,992,655	$(6,122,232)	$(6,640,905)	$(68,267,626)	$18,991,930

Issuance of common stock under equity incentive plan	176,622	177	160,420	—	—	—	160,597
Issuance of common stock under employee stock purchase plan	20,535	20	29,958	—	—	—	29,978
Deferred compensation amortization	—	—	—	—	273,658	—	273,658
Purchase of treasury stock, at costs	—	—	—	(356,658)	—	—	(356,658)
Net loss for the period	—	—	—	—	—	(366,654)	(366,654)

Balance at June 30, 2025	30,235,512	$30,235	$100,183,033	$(6,478,890)	$(6,367,247)	$(68,634,280)	$18,732,851

Issuance of common stock under equity incentive plan	937,400	938	1,438,747	—	(1,324,800)	—	114,885
Issuance of common stock under employee stock purchase plan	18,821	19	28,777	—	—	—	28,796
Deferred compensation amortization	—	—	—	—	284,697	—	284,697
Purchase of treasury stock, at costs	—	—	—	(57,589)	—	—	(57,589)
Net loss for the period	—	—	—	—	—	(415,086)	(415,086)

Balance at September 30, 2025	31,191,733	$31,192	$101,650,557	$(6,536,479)	$(7,407,350)	$(69,049,366)	$18,688,554

Balance at December 31, 2023	28,671,606	$197,087	$97,479,830	$(4,362,150)	$(6,907,775)	$(71,338,153)	$15,068,839

Issuance of common stock under equity incentive plan	107,600	107	153,118	—	—	—	153,225
Deferred compensation amortization	—	—	—	—	346,047	—	346,047
Purchase of treasury stock, at costs	—	—	—	(44,823)	—	—	(44,823)
Net loss for the period	—	—	—	—	—	(250,188)	(250,188)

Balance at March 31, 2024	28,779,206	$197,194	$97,632,948	$(4,406,973)	$(6,561,728)	$(71,588,341)	$15,273,100

Issuance of common stock under equity incentive plan	994,049	994	1,610,320	—	(1,497,300)	—	114,014
Issuance of common stock under employee stock purchase plan	6,180	6	10,504	—	—	—	10,510
Reversal of deferred compensation amortization that did not vest	(15,000)	(15)	(31,305)	—	31,320	—	-
Deferred compensation amortization	—	—	—	—	346,048	—	346,048
Purchase of treasury stock, at costs	—	—	—	(104,946)	—	—	(104,946)
Net income for the period	—	—	—	—	—	75,492	75,492

Balance at June 30, 2024	29,764,435	$198,179	$99,222,467	$(4,511,919)	$(7,681,660)	$(71,512,849)	$15,714,218

Issuance of common stock under equity incentive plan	21,100	21	185,324	—	—	—	185,345
Issuance of common stock under employee stock purchase plan	25,952	26	39,761	—	—	—	39,787
Deferred compensation amortization	—	—	—	—	384,426	—	384,426
Purchase of treasury stock, at costs	—	—	—	(243,997)	—	—	(243,997)
Net income for the period	—	—	—	—	—	2,851,267	2,851,267

Balance at September 30, 2024	29,811,487	$198,226	$99,447,552	$(4,755,916)	$(7,297,234)	$(68,661,582)	$18,931,046

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Reconciliation from Operating loss to Adjusted EBITDA:
Operating loss	$(464,171)	$(376,650)	$(1,100,725)	$(867,547)
Depreciation and amortization	432,846	583,718	1,393,215	1,707,721
EBITDA	(31,325)	207,068	292,490	840,174
Non-cash stock-based compensation expense, net	399,582	569,772	1,243,899	1,529,105
Adjusted EBITDA	$368,257	$776,840	$1,536,389	$2,369,279

Calculation of Adjusted EBITDA margins:
Revenues	$21,180,333	$21,321,478	$63,150,373	$62,371,752
Adjusted EBITDA	$368,257	$776,840	$1,536,389	$2,369,279
Adjusted EBITDA margins	1.7%	3.6%	2.4%	3.8%